Exhibit 10.22

COMMERCIAL AGREEMENT OF LEASE

THIS LEASE, made on April 7, 2026 by and between, 4406 W Linebaugh Ave LLC, hereafter called Lessor and Tenon Medical Inc hereafter called Lessee.

ARTICLE 1 - GRANT AND TERM

1.01	LEASED PREMISES:

In consideration of the rents, covenants and agreements herein set forth, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor those certain premises; hereafter called demised premises, addressed as: 4406 W Linebaugh Ave. Suite 110 Tampa, FL 33624 2976 SqFt (MOL)

1.02	ENTIRE PREMISES:

The building or buildings and common areas of the center are hereinafter called the entire premises.

1.03	USE OF COMMON AREAS:

In addition to the demised premises Lessee shall have hereinafter defined Common Areas subject to this lease and to reasonable rules and regulations for use thereof as prescribed from time to time by Lessor.

1.04	QUIET ENJOYMENT:

Lessee shall have the right to quiet enjoyment of the demised premises, subject to the terms, conditions, and covenants of this lease.

1.05	COMMENCEMENT:

The Lease terms and Lessee’s obligation to pay rent shall commence on the 8th day of April, 2026 (“Commencement Date”). Lessee agrees to pay $118,764.33 upon signing this Lease to cover the rent per Article 2 and security deposit per 4.01.

	Base Rent	Additional Rent	Total
Annual Rent	$52,080.00	Per Article 2.02	$52,080.00
Pro-Rated Rent	$3,327.33		$3,327.33
CAM Charges	$2,058.00	April CAM Fees / CAM Fees will be due monthly	$2,058.00
Security Deposit	$6,615.00	Per Article 3.01	$6,615.00
Prepaid 2nd Year’s Rent	$54,684.00	Tenant to prepay rent in lieu of guarantee	$54,684.00
			$0.00
TOTAL:			$118,764.33

Initial /s/ KW     Initial /s/ JS

1.06	TERM:

The term shall be for a period of 2 year(s) 0 month(s), 23 day(s), as hereinafter defined, plus the part of a month, if any, from the date of commencement of the term to the first day of the first full calendar month of the term. The dates will be from April 7, 2026 thru April 30, 2028 (See additional Terms Sections)

1.07	Notwithstanding any provision herein to the contrary, rent under this Lease shall be paid annually in advance. In the event the Premises or the building in which the Premises is located is sold for the purpose of redevelopment during the term of this Lease, Lessor shall have the right to terminate this Lease upon providing not less than three (3) months’ prior written notice to Lessee. Upon such termination, Lessor shall refund to Lessee the prorated portion of any prepaid annual rent attributable to the period following the effective date of termination.

ARTICLE 2 - RENT

2.01	BASE RENT:

Lessee agrees to pay to Lessor as base rent for the demised premises the sum of $52,080.00 for the first year, plus all applicable sales tax at mandated state rates, Lessee agrees to pay pro-rational share of property taxes, Insurance and maintenance on a monthly basis. Base rent shall be due and payable on the first day of each lease term without any demand or setoff or deduction whatsoever (except as herein provided), monthly CAM shall be due and payable on the first day of each calendar month without any demand at the office of the Lessor designated for notices. If the term shall commence upon a day other than the first day of a calendar month, then the rent is payable in advance for such fraction of a month until the beginning of the first full year of the term, prorated on a daily basis.

2.02	ADDITIONAL RENT:

☐	If real estate ad valorem taxes increase at the rate of more than 3% per year from Base Year .Lessor may pass through to Lessee as additional rent the pro rate share of the increase in excess of 3% per year. All other expenses are included in Base Rent.

☒	Additional Rent NNN Common Area Expenses pass through: Lessee hereby acknowledges that this is a NNN lease, all property tax, Insurance expense, common area expenses including capital expense items such as HVAC, exterior & Interior paint, electrical, parking lot, signage and all other items related to the full operation and maintenance for the property are at the lessee’s expense. The lessee shall be billed 1/12th of said expenses on a pro-rata basis during the term of the lease. The tenant agrees to make up any short fall due to increased property taxes and insurance cost no later than 10 days after receipt has been submitted by the lessor. Adjustments to these expenses shall be based on the actual expense billed by the lessor to the lessee on an annual basis billed monthly.

2.03	PAST - DUE RENT:

If the Lessee fails to pay within five (5) days after the same is due and payable any rent, additional rent, or any other amounts or charges provided for in this Lease, there shall become due and payable a late fee on the sixth day of the month equal to 5% of the total rent due, and 1% per day, for each day thereafter that the rent, additional rent, or any other amounts or charges are not paid. The Lessor may demand in any notice served on the Lessee that payment be made by cashier’s check. The Lessor reserves the right to refuse late payments of rent, additional rent, or any other amount or charges, offered after the expiration of the Lessor’s notice and demand. The late charges are imposed to reimburse the Lessor for additional costs in handling delinquent payments. Lessee will also be required to pay a $50.00 fee on any check written to Lessor by Lessee which is returned non-sufficient funds or similar wording.

2.04	INCREASES IN BASE RENT AS FOLLOWS:

	Base Rent	Sales Tax Rate*	Sales Tax Amount	Total
Year 1	$52,080.00		$0.00	$52,080.00
Year 2	$54,684.00		$0.00	$54,684.00
Year 3:			$0.00	$0.00
Year 4:			$0.00	$0.00
Year 5:			$0.00	$0.00

*	sales tax is based off current rate and subject to change per state guidelines
**	ADDITIONAL RENTS TO BE CALACUATED ON AN ANNUAL BASIS

2.05	COVENANT TO PAY RENT:

The covenants of Lessee to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are payable to:

4406 W Linebaugh Ave LLC
C/O	Radiant Asset Management of Florida LLC
10801 Starkey Rd. 104-104, Seminole, FL 33777
Phone:	727-625-6004

ARTICLE 3 - SECURITY AND DAMAGE DEPOSIT

3.01	Lessee, contemporaneously with the execution of this Lease, has deposited with Lessor the sum of $6,615.00, receipt of which is acknowledged hereby by Lessor, which deposit is to be held by Lessor, without liability for interest, as a security and damage deposit for the faithful performance by Lessee during the term hereof or any extension hereof. Prior to the time when Lessee shall be entitled to the return of this security deposit, Lessor may co-mingle such deposit with Lessor’s own funds and to use such security deposit for such purpose as Lessor may determine. In the event of the failure of Lessee to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the term hereof or any extension hereof, the Lessor, either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Lessor for all losses or damages sustained or to be sustained by Lessor due to such breach on the part of Lessee, including, but not limited to overdue and unpaid rent, any other sum payable by Lessee to Lessor pursuant to the provisions of this Lease, damages or deficiencies in the reletting of demised premises, and reasonable attorney’s fees incurred by Lessor. Should the entire deposit or any portion thereof, be appropriated and applied by Lessor, in accordance with the provisions of this paragraph, Lessee upon written demand by Lessor, shall remit forthwith to Lessor a sufficient amount of cash to restore said security deposit to the original sum deposited, and Lessee’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Said security deposit shall be returned to Lessee, less any depletion thereof as the result of the provisions of this paragraph, at the end of the term of this Lease. Lessee shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provision of this Lease or otherwise.

In the event Lessor shall sell the Premises or shall otherwise convey or dispose of its interest in this Lease, Lessor may assign said security deposit or any balance thereof to Lessor’s assignee, whereupon Lessor shall be released from all liability for the return or repayment of such security deposit and Lessee shall look solely to the said assignee for the return and repayment of said security deposit. Said security deposit shall not be assigned or encumbered by Lessee without the written consent of Lessor, and any assignment of encumbrance without such consent shall not bind Lessor

ARTICLE 4 - CONDUCT OF BUSINESS BY LESSEE

4.01	USE OF PREMISES:

The demised premises shall be used by Lessee solely for the purpose of conducting therein:

Sales Training Facility

4.02	GOVERNMENTAL REGULATION:

Lessee, at its expense, shall comply with all federal, state, and local laws, ordinances, orders, rules, regulations, all agreements and covenants of public pertaining to any of the entire premises.

4.03	WASTE OR NUISANCE:

Lessee shall not commit or suffer to be committed any waste upon the demised premises or the entire premises or any nuisance or other act or thing, which may disturb the quiet enjoyment of any other tenant of the building.

ARTICLE 5 - CONTROL AND USE OF COMMON AREAS

5.01	DESCRIPTION OF COMMON AREA:

Common Areas are all those areas and facilities including, but not limited to parking area, driveways, sidewalks, walkways, landscaped areas, utility and drainage systems, utility rooms, hallways and improvements provided by the Lessor for the general use, in common, of tenants, their officers, agents, employees, customers, or persons having business with Lessee.

5.02	CONTROL OF COMMON AREAS BY LESSOR:

Common Areas are subject to the exclusive control and management of Lessor, who shall have the right from time to time to establish, modify, and enforce reasonable rules and regulations with respect to their use. The Lessor shall have the right to change the size and uses of Common Areas as the Lessor desires, provided said change does not adversely affect the Lessee’s business operation.

ARTICLE 6 - UTILITIES

6.01	Lessee shall pay its pro-rata share of all utilities used at the demised premises. Specifically, if the demised premises shall be separately metered for electricity and water use and the utility company shall bill Lessee directly. Lessor makes no representation as to the adequacy of the utilities available to the demised premises. Lessor shall not be liable for interruption in service resulting from any act or omission of the Lessor or any other cause whatsoever, except where caused by the negligence of the Lessor.

6.02	The Lessee will pay for water consumption and sewer charges. Lessee Agrees that if Lessor converts the property to individually metered units for water & sewer that the lessee agrees to pay for the consumption of water & sewer for the unit and billed by the lessor, public utility or governing entity to the lessor.

6.03	Lessor will pay for dumpsters provided for normal use of Lessee. All other costs due to excessive or abnormal use of dumpsters shall be paid by Lessee.

ARTICLE 7 - MAINTENANCE OF LEASED PREMISES

7.01	CARE AND REPAIR OF DEMISED PREMISES:

a.	Lessee shall, at all times throughout the term of this Lease, including renewals, and extensions, and at its sole expense, keep and maintain the demised premises in a clean, safe, sanitary, and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Lessee’s obligation hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of heating, air conditioning fixtures, equipment, and systems. Lessee shall within five (5) days of occupancy, contract with a licensed HVAC Maintenance Company to maintain the system in proper working order. The Lessee agrees to supply a copy of the Maintenance Agreement to the Lessor and shall at all times during the term of this Lease keep in full force a HVAC maintenance agreement. Provided, however, at Lessor’s option, Lessor may obtain the HVAC maintenance agreement for the benefit of Lessee, and Lessee hereby agrees to pay to Lessor’s contractor or to Lessor, the total annual cost of such services as soon as such is determined and billed to Lessee. Nothing herein is intended to release Lessee from and Lessee agrees to be responsible for the maintenance and repair or replacement of the HVAC system. Lessee has ten (10) days from the commencement of this Lease to notify Lessor of any defects in the HVAC system. If Lessee does not notify Lessor within ten (10) days Lessee is deemed to have accepted premises in As Is condition. In addition, Lessee shall maintain, repair and replace, if necessary, all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including regular painting thereof, all exterior entrances, windows, doors and the replacement of all broken glass. When used in this provision, the term “repairs” shall include replacements or renewals when necessary, and all such repairs made by the Lessee shall be equal in quality and class to the original work. The Lessee shall keep and maintain all portions of the demised premises and sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt and rubbish.

b.	If Lessee fails, refuses or neglects to maintain or repair the demised premises as required in this Lease, after notice shall have been given Lessee, in accordance with Article 17.02 of this Lease, Lessor may make such repairs without liability to Lessor for any loss or damage that may accrue to Lessee’s merchandise, fixtures or other property or to Lessee’s business by reason thereof, and upon completion thereof, Lessee shall pay Lessor all costs plus 15% for overhead incurred by Lessor in making such repair upon presentation to Lessee. Lessor shall repair, at its expense, the structural portions of the Building, provided however where structural repairs are required to be made by reason of the acts of Lessee, the costs thereof shall be borne by Lessee and payable by Lessee to Lessor upon demand.

c.	The Lessor shall be responsible for all outside maintenance of the demised premises, including grounds and parking areas. All such maintenance which is the responsibility of the Lessor shall be provided as reasonably necessary to the comfortable use and occupancy of demised premises during business hours, except Saturdays, Sundays and holidays, upon the condition that the Lessor shall not be liable for damages for failure to do so due to causes beyond its control.

7.02	SIGNS (See Exhibit C)

Signs must meet municipality and building codes requirements.

ARTICLE 8 - FIXTURES, ALTERATIONS, REPLACEMENTS

Except as hereinafter provided, Lessee shall not make any alteration, additions, or improvements in or to the demised premises or add, disturb or in any way change any plumbing or wiring therein without the prior written consent of the Lessor. In the event alterations are required by any governmental agency by reason of the use and occupancy of the demised premises by Lessee, Lessee shall make such alterations at its own cost and expense after first obtaining Lessor’s approval of plans and specifications therefore and furnishing such indemnification as Lessor may reasonably require against liens, costs, damages and expenses arising out of such alterations. Alterations or additions by Lessee must be built in compliance with all laws, ordinances and governmental regulations affecting the demised premises and Lessee shall warrant to Lessor that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations, and insurance requirements. Construction of such alterations or additions shall commence only upon Lessee obtaining and exhibiting to Lessor the requisite approvals, licenses and permits and indemnification against liens. All alterations, installations, physical additions or improvements to the demised premises made by Lessee shall be equal in quality or better than original installation and shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default.

ARTICLE 9 - POSSESSION AND LIENS

9.01	POSSESSION:

Except as hereinafter provided, Lessor shall deliver possession of the demised premises to Lessee in the condition required by this Lease on or before the Commencement Date. The rentals herein reserved shall commence on the date when the improvements are substantially completed or possession of the demised premises is delivered by Lessor to Lessee, whichever comes first. Any occupancy by Lessee prior to the beginning of the term shall in all respects be the same as that of a Lessee under this Lease. Lessor shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the demised premises.

9.02	MECHANIC’S LIEN

Lessee shall not permit any mechanics’ or other liens to be filed against the Premises or any fixture or improvements therein. If any lien is filed, Lessee shall have it discharged of record within ten (10) days after notice of filing. If Lessee fails to discharge the lien, Lessor may, at its option, do so by paying the full amount thereof, or otherwise, without any investigation or contest of validity, and Lessee shall pay to Lessor upon demand, as additional rent, the amount paid by Lessor, including Lessor’s costs, expenses and attorney’s fees. The interest of Lessor shall not be subject to liens for improvements made by Lessee. Lessee shall notify every contractor making improvements of this provision.

ARTICLE 10 - INSURANCE AND INDEMNITY

10.01	LIABILITY INSURANCE:

Lessee shall keep in force at its own expense throughout the term of this Lease , public liability insurance with respect to the demised premises and business operated by Lessee in such companies and in such form as are acceptable to Lessor, with minimum limits with respect to bodily injury of $1,000,000 aggregate, and with respect to property damage, $300,000. Lessee shall have all such public liability policies endorsed to show the Lessor as an additional insured with respect to occurrences upon the demised premises. The Lessee’s insurance policy will further provide for at least thirty (30) days notice to Lessor before substantial reduction of policy limits, cancellation, or any other policy changes adverse to the Lessor’s interests. Lessee shall furnish Lessor with a copy of the policy or policies of such insurance or certificates thereof, within ten (10) days of the date of the Lease.

If Lessee shall not comply with the provision of this Section Lessor may have required coverage issued and in such event, Lessee agrees to pay the premium for such insurance promptly upon Lessor’s demand as additional rent. Nothing herein contained shall require the Lessor to be liable for any loss occasioned by fire or other casualty to personal property or fixtures of the Lessee, its agents, employees, assignees, sublessees, bailors, invitees, or any other person, firm, or corporation upon any part of the demised premises.

ARTICLE 11 - CONSENT REQUIRED

11.01	Lessee shall not assign this Lease in whole or in part, nor sublet all or any part of the demised premises, nor permit others to use the demised premises, without the prior written consent of Lessor, said consent not to be unreasonably withheld. Consent by Lessor to any assignment of subletting shall not constitute a waiver of subletting. Notwithstanding any assignment or sublease, Lessee and guarantors of this Lease, if any, shall remain fully liable on this lease and shall not be released from performing any of the terms, covenants, and conditions of this Lease unless released in writing by the Lessor. A transfer, conveyance, or assignment of more than fifty-one percent (51%), of Lessee’s stock, if Lessee is a corporation, shall be deemed an assignment for the purposes of this section.

ARTICLE 12 - DEFAULT OF LESSEE

12.01	If Lessee shall default in the payment of the rent reserved herein, or in the payment of any item of additional rent or other monies due hereunder or any part of same, then this Lease and the term hereof shall, at the option and election of the Lessor, wholly cease and terminate upon three (3) days written notice.

12.02	If Lessee shall violate or default any of the other covenants, agreements, stipulations, or conditions herein, and such violation or default shall continue for a period of ten (10) days after written notice of such violation or default shall have been given by Lessor to Lessee, then it shall be optional for Lessor to declare this Lease forfeited and the said term ended.

12.03	If Lessor shall declare this Lease forfeited and terminated as provided for in the preceding paragraphs, the Lessor may at Lessor’s option, terminate and end this Lease and re-enter upon the property, whereupon the term thereby granted, and at the Lessor’s option, all right, title and interest in or under it shall end and Lessee becomes a tenant at sufferance or else said Lessor may at Lessor’s option, elect to declare the entire rent for the balance of the term or any part thereof, due and payable forthwith, and may proceed to collect the same either by distress or otherwise, and thereupon said term shall terminate at the option of the Lessor, the said Lessor may take possession of the premises and rent the same for the account of the Lessee, the exercise of any of which options herein contained shall not be deemed the exclusive Lessor’s remedy. The expression entire rent for the balance of the term as used herein, shall mean all of the rent for prescribed to be paid by the Lessee unto the Lessor for the full term of this Lease, less however, any payments that have been made on account of and pursuant to the terms of said Lease.

12.04	Neither this Lease, nor any interest therein, nor any estate thereby created shall pass to any trustee or receiver of assignee for the benefit of creditors or otherwise by operation of law. In the event the estate created hereby shall be taken in execution or by other process of law or if Lessee shall be adjudicated insolvent or bankrupt pursuant to provisions of any state or federal insolvency or bankruptcy act or if a receiver or trustee of the property of Lessee shall be appointed by reason of Lessee’s insolvency or inability to pay its debts or if any assignment shall be made of Lessee’s property for the benefit of creditors or if any reorganization preceding under the federal laws be instituted by or filed against Lessee, then and in any of such events, Lessor may, at its option, terminate this Lease and all rights of Lessee herein by giving to Lessee notice in writing of the election of Lessor so to terminate. Lessee shall not cause or give cause for the institution of legal proceedings seeking to have Lessee adjudicated bankrupt, reorganized, or rearranged under the bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or a receiver for Lessee’s assets and shall not make an assignment for the benefit of creditors or become or be adjudicated insolvent. The allowance of any petition or the appointment of a trustee or receiver is vacated within thirty (30) days after such allowance or appointment.

12.05	Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause or in the event of Lessor obtaining possession of the leased premises by reason of the violation by Lessee of any of the covenants or conditions of this Lease or otherwise.

12.06	ATTORNEY’S FEES:

The prevailing party shall be entitled to recover all reasonable attorney’s fees incurred by him in and about the enforcement or defense of this Lease and the parties’ Lessor/Lessee relationship.

ARTICLE 13 - ACCESS BY LESSOR

13.01	Lessor or Lessor’s agent shall have the right to enter the leased premises at all times, upon reasonable notice of not less than twenty-four (24) hours, excluding emergency situation, to examine the same and to show them to prospective purchasers or Lessees of the building. During the three (3) months prior to the expiration of the term of this Lease, or any renewal term, Lessor may exhibit the premises to prospective Lessees or purchasers and place upon the premises the usual notices “TO LET or “FOR SALE”, or similar wording, which notices Lessee shall permit to remain thereon without molestation. If Lessee shall not be personally present to open and permit entry into said premises at any time, when for any reason an entry therein shall be necessary in an emergency, Lessor or Lessor’s agents may enter the same by forcibly entering the same without rendering Lessor or such agent liable therefore and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Lessor any obligation, responsibility, or liability whatsoever, for the care, maintenance, or repair of the building, or any part thereof, except as otherwise herein specifically provided.

ARTICLE 14 - LESSEE’S PROPERTY

14.01	TAXES ON LESSEE’S LEASEHOLD:

Lessee shall be responsible for and shall pay before delinquency, all municipal, county, state, and federal taxes assessed during the term of this Lease against personal property of any kind owned by or placed in, upon, or about the demised premises by the Lessee.

14.02	LOSS AND DAMAGE:

Lessor shall not be liable for any damage to property of Lessee or of others located on the demised premises, nor for the loss of or damage to any property of Lessee or of others by theft or otherwise, from any act or omission of the Lessor or from any other cause. Lessor shall not be liable to Lessee and the Lessee shall hold Lessor harmless from and indemnify Lessor against any claims arising from injury to or death of persons, or damage to property, resulting from fire, explosion, falling plaster, storm gas, electricity, water, flood, air pollution, rain, or leaks from any part of the demised premises, or from the pipes, appliances, or plumbing works, or by dampness, by the acts or omissions of the Lessor or its agents, employees and contractors, or by any other cause of whatever nature.

14.03	NOTICE BY LESSEE:

Lessee shall give immediate oral and written notice to Lessor in case of fire or other casualty, or accidents in the demised premises, or in the building, or of defects therein or in any fixtures or equipment.

ARTICLE 15 - HOLDING OVER3

15.01	This Lease and the tenancy hereby created shall cease and terminate at the end of the original term hereof, or any extension or renewal thereof, without the necessity of any notice from either Lessor or Lessee, to terminate the same, and Lessee hereby waives notice to vacate the demised premises and agrees that the Lessor shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a Lessee holding over to the same extent as if statutory notice had been given.

15.02	Any holding over after the expiration of the term hereof with the consent of the Lessor, shall be construed to be a tenancy from month to month at a rent thirty percent (30%) greater than the base rent and additional rent herein specified (prorated on a monthly basis), and shall otherwise be on the terms and conditions hereby specified, so far as applicable.

ARTICLE 16 - EMINENT DOMAIN

In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the premises during the term thereof, the following provisions shall apply:

16.01	If the whole of the premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

16.02	If any part constituting less than the whole of the premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the demised premises so as to render the demised premises unsuitable for the business of the Lessee, in the reasonable opinion of the Lessor, this Lease shall continue in full force and effect but with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any, of the demised premises taken. Lessor reserves the right, at its option, to restore the Building and the demised premises to substantially the same condition as they were prior to such condemnation. In such event, Lessor shall give written notice to Lessee, within thirty (30) days following the date possession shall be taken by the condemning authority, of Lessor’s intention to restore. Upon Lessor’s notice of election to restore, Lessor shall commence restoration and shall restore the Building and the demised premises with reasonable promptness, subject to delays beyond Lessor’s control and delays in the making of condemnation or sale proceeds adjustments by Lessor, and Lessee shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the demised premises restored.

16.03	In the event of any condemnation or taking as aforesaid, whether whole or partial, Lessee shall not be entitled to any part of the award paid for such condemnation and Lessor is to receive the full amount of such award, the Lessee hereby expressly waiving any right to claim to any part thereof.

16.04	Although all damages in the event of any condemnation shall belong to the Lessor, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the demised premises, Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee’s own right on account of any and all damage to Lessee’s business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee’s merchandise, furniture, fixtures, leasehold improvements and equipment. However, Lessee shall have no claim against Lessor, make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said Lease or loss of any possible value of said Lease, or any unexpired term, renewal or extension.

ARTICLE 17 - MISCELLANEOUS

17.01	ENTIRE AGREEMENT

This Lease and riders attached hereto and forming a part hereof set forth all of the covenants, promises, agreements, conditions or understandings, whether oral or written between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

17.02	NOTICES

Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered either in person, via overnight delivery such as Fed-ex, Airbourne, UPS or sent by United States certified mail, postage prepaid, return receipt requested, and shall be addressed (a) if to Lessee, at the demised premises, or at such other address as the Lessee shall designate by written notice, and (b) if to Lessor, at C/O Radiant Asset Management of Florida LLC 10801 Starkey Road 104-104, Seminole FL 33777 or at such other address as Lessor may designate by written notice. The notice shall be deemed served when personally delivered or when deposited with the U.S. Postal Service.

17.03	This Lease shall be construed according to the laws of the State of Florida.

17.04	VENUE:

Lessee and Lessor hereby agree that in the event either party files a suit to protect their rights under this Lease, that venue shall be in the Circuit Court for Hillsborough County, Florida. Lessee and Lessor waive any venue rights to institute suit in a jurisdiction other than in the Judicial Court for Hillsborough County, Florida.

17.05	RADON GAS:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ARTICLE 18 - DESTRUCTION OF PREMISES

In the event of any damage or destruction to the Premises by fire or other cause during the term hereof, the following provisions shall apply:

18.01	If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the ninetieth (90th) day following the damage, give Lessee written notice of Lessor’s election to terminate this Lease.

18.02	If the cost of restoration as estimated by Lessor will equal or exceed fifty percent (50%) of said replacement value of the Building and if the demised premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Lessee, then Lessee may, no later than the ninetieth (90th) day following the damage, give Lessor a written notice of election terminate this Lease.

18.03	If the cost of restoration as estimated by Lessor shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the demised premises with reasonable promptness, subject to delays beyond Lessor’s control and delays in the making of insurance adjustments by Lessor, and Lessee shall have no right to terminate this Lease except as herein provided. Lessor shall not be responsible for restoring or repairing leasehold improvement of the Lessee.

18.04	In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rentals shall be paid up to that date. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

18.05	In any case where damage to the Building shall materially affect the demised premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease by Lessee, its employees, agents, contractors or licensees, a portion of the rent based upon the amount of the extent to which the demised premises are rendered unsuitable in Lessor’s reasonable opinion shall be abated until repaired or restored. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease by Lessee as aforesaid and if Lessor shall elect to rebuild, the rent shall not abate and the Lessee shall remain liable for the same.

ARTICLE 19 - SUBORDINATION

19.01	This Lease shall be subordinated to any mortgages that may exist or that may hereafter be placed upon the demised premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidence by such mortgages, and to all renewals, replacements and extensions thereof. In the event of execution by Lessor after the date of this Lease of any such mortgage, renewal, replacement or extension, Lessee agrees to execute a subordination agreement with the holder thereof which agreement shall provide that:

19.02	Such holder shall not disturb the possession and other rights of Lessee under this Lease so long as lessee is not in default hereunder,

19.03	In the event of acquisition of title to the demised premises by such holder, such holder shall accept the terms as Lessor of the demised premises under the terms and conditions of this Lease and shall perform all obligations of Lessor hereunder, and

19.04	The Lessee shall recognize such holder as Lessor hereunder. The Lessee shall, upon receipt of a request from Lessor therefore, execute and deliver to Lessor or to any proposed purchaser of the Premises, a certificate in recordable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent nor defenses to Lessee’s performance under this Lease, or setting forth any such offsets or defenses claimed by Lessee, as the case may be.

ARTICLE 20 - ATTORNMENT

20.01	In the event of a sale or assignment of Lessor’s interest in the Premises, or the Building in which the demised premises are located or in this Lease, or if the Premises come into custody or possession of a mortgagee or any other party, whether because of a mortgage or any other party, whether because of a mortgage foreclosure, or otherwise, Lessee shall attorn to such assignee or other party and recognize such party as Lessor hereunder; provided, however, Lessee’s peaceable possession will not be disturbed so long as Lessee faithfully performs its obligations under this Lease and shall not be in default hereunder. Lessee shall execute on demand, any attornment agreement required by any such party to be executed, containing such provisions and such other provisions as such party may require.

ARTICLE 21 - NOVATION IN THE EVENT OF SALE

21.01	In the event of the sale of the demised premises, Lessor shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Lessor herein. Notwithstanding the foregoing provisions of this Section, Lessor, in the event of a sale of the Demised premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the demised premises assumes and agrees to carry out all of the covenants and obligations of Lessor herein.

21.02	The Lessee agrees to any time and from time to time upon not less than five (5) days prior written request by the Lessor to execute, acknowledge and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect and if modified, stating the modifications and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the demised premises.

ARTICLE 22 - SUCCESSORS AND ASSIGNS

The terms, covenants, and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

ARTICLE 23 - HAZARDOUS MATERIALS

Lessee shall not knowingly cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Building by Lessee, its agents, principals, employees, assigns sublessees, contractors, consultants or invitees without the prior written consent of Lessor, which consent may be withheld for any reason whatsoever or for no reason at all. If Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or around the Building caused or permitted by Tenant (or the aforesaid others) results in contamination of the Premises or the Building or the surrounding area(s), or if contamination of the Premises or the Building or the surrounding area(s) by Hazardous Material otherwise occurs for which Lessee is legally, actually or factually liable or responsible to Lessor (or any party claiming by, through or under Lessor) for damages, losses, costs or expenses resulting therefrom, then Lessee shall fully and completely indemnify, defend and hold harmless Lessor (or any party claiming by, through or under Lessor) from any and all claims judgments, damages, penalties, fines, costs liabilities or losses [including, without limitation; (i) diminution in the value of the premises and/or the Building and/or the land on which the Building is located and/or any adjoining area(s) which Lessor owns or in which it holds a property interest; (ii) damages for the loss or restriction on use of rentable or usable space of any amenity of the Premises, the Building or the land on which the building is located; (iii) damages arising from any adverse impact on marketing of space; and (iv) any sums paid in settlement of claims, attorneys’ fees, consultants fees and expert fees] which arise during or after the term of this Lease, as may be extended, as a consequence of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or the Building. Without limiting the foregoing, if the presence of any Hazardous Material on, under or about the Premises, the Building or the surrounding area(s) caused or permitted by Lessor (or the aforesaid others) results in any contamination of the Premises, the Building or the surrounding area(s), Lessor shall immediately take all actions at its sole expense as are necessary or appropriate to return the Premises, the Building and the surrounding area(s) to the condition existing prior to the introduction of any such Hazardous Material thereto; provided that Lessor’s prior written approval of such actions by Lessee shall be first obtained. The foregoing obligations and responsibilities of Lessee shall survive the expiration or earlier termination of this Lease.

As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CAR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CAR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law. “Hazardous Material” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” includes but is not restricted to asbestos, polychlorobiphenyls (“PCB’s”) and petroleum.

Lessor and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Lessee is complying with the terms of this Lease. If Lessee is not in compliance with this Lease, Lessor shall have the right to immediately enter upon the Premises to remedy any contamination caused by Lessee’s failure to comply, notwithstanding any other provision of this Lease. Lessor shall use its best efforts to minimize interference with Lessee’s business, but shall not be liable for any interference caused thereby.

Any non-compliance by Lessee with its duties, responsibilities and obligations under this Item 23 shall be an “automatic” (no notice of any nature from Lessor to Lessee being required) default of this Lease.

ARTICLE 24 - EXHIBITS / ADDENDUMS

Additional exhibits and / or addendums may be attached and incorporated as additional terms and conditions of this Commercial Agreement of Lease.

IN WITNESS WHEREOF, this Lease has been duly and properly executed the day and year first above written:

Dated: 4/7/2026	LESSOR:	4406 W Linebaugh Ave LLC

/s/ Joseph Speed
By: Joseph Speed
Its: As agent for 4406 W Linebaugh Ave LLC

Dated: 4/7/2026	LESSEE:	Tenon Medical, Inc.

/s/ Kevin Williamson
By: Kevin Williamson
Its: CFO

EXHIBIT A

RULES AND REGULATIONS

Attached to and forming part of the COMMERCIAL AGREEMENT OF LEASE

Leased to: Tenon Medical Inc ,

Dated: April 7, 2026,

Lessee agrees that it will:

1.	not waste any of the utilities furnished by Lessor;

2.	not use the plumbing facilities for any purpose other than that for which they are constructed, and not throw any foreign substance of any kind therein; and will pay the expense of any breakage, stoppage, or damage resulting from such violation;

3.	deposit trash, refuse, garbage and waste material at the location and in the container or containers specified by Lessor for such purposes;

4.	not install any window blinds or shades without the written consent of Lessor;

5.	not display, store or keep any merchandise, materials or refuse outside the demised premises, or in any way obstruct entries, halls, stairways, lavatories, or other common areas;

6.	not solicit business in the common areas or parking areas; and not distribute any handbills or other advertising matter in the common areas or on vehicles in the parking areas;

7.	use, and cause its principals, employees, agents and contractors to use, the parking areas in the manner prescribed by Lessor, including , but not limited to, appropriate use by Lessee, its principals, employees, agents and contractors of employee parking areas, if such be designated;

8.	use no loud speakers, televisions, phonographs, radios, or other devices in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of the Lessor.

9.	keep the exterior areas immediately adjoining the Leased Premises clean and free from dirt and rubbish by Tenant to the satisfaction of Lessor, and Lessee shall not place or permit any obstruction or merchandise in such areas.

10.	No animals are allowed on the premises at any time.

EXHIBIT B

GUARANTY

Attached to and forming part of the COMMERCIAL AGREEMENT OF LEASE

GUARANTY OF LESSEE’S OBLIGATIONS UNDER AGREEMENT OF LEASE BETWEEN:, as LESSEE.

The undersigned, in consideration of the leasing of the demised premises described in the attached Lease to Lessee, at the request of the undersigned and on the faith of this Guaranty is hereby guaranteeing the full and timely performance of all Tenant obligations under the Lease for the first three (3) years of the five (5) year lease term, hereby absolutely, unconditionally and irrevocably guarantee(s) to Lessor the full and complete performance of all of Lessee’s covenants and obligations under said Lease and the full payment of Lessee of all rentals, additional rentals and other charges and amounts required to be paid thereunder, and the undersigned will pay all of Lessor’s expenses, including attorney’s fees, incurred in enforcing the obligations of Lessee under said Lease or incurred in enforcing this Guaranty.

The undersigned hereby waive(s) all requirements of notice of the acceptance of this Guaranty, all requirements of notice of breach or non-performance by Lessee, any necessity of proceeding first or simultaneously against Lessee, and all rights of the undersigned under the Laws of the State of Florida. The obligations hereunder of the undersigned shall remain fully binding, although Lessor may have waived one or more defaults by Lessee, extended the time of performance by Lessee, modified or amended said Lease, released, returned or misapplied other collateral given later as additional security, including other guaranties, released Lessee from the performance of its obligations under said Lease or consented to any assignment of the Lease or sublease of the demised premises. Discharge in bankruptcy of Lessee or its obligations shall not release the undersigned.

If this Guaranty is signed by more than one person, their obligation shall be joint and several, and the release of one guarantor shall not release any other guarantor. This Guaranty shall be binding upon the undersigned and respective heirs, executors, administrators, representative, successors and assignee.

Guarantor:	Guarantor:
Name:	Name:
Address:	Address:

SS #:	SS #:

BY:	BY:

Witnessed:	Witnessed:

EXHIBIT C

SIGN CRITERIA

Attached to and forming part of the COMMERCIAL AGREEMENT OF LEASE

Leased to: Tenon Medical Inc ,

Dated: April 7, 2026,

This sign criteria has been established for the mutual benefit the Lessor, and Lessee. Conformance will be strictly enforced; any installed nonconforming or unapproved sign shall be brought into conformance at the sole expense of the Lessee. Further, the purpose of this criteria is to assure consistent design, fabrication techniques, and materials with regards to Lessee identification.

I.	GENERAL REQUIREMENTS

1.	Each Lessee (or representative) must submit two (2) sets of scale drawings of proposed signage for approval by Lessor or his appointed agent. Lessee shall be responsible for all costs, expenses, fees, and taxes relating to building, installing, and permitting their signs.

2.	Necessary sign permits must be obtained by Lessee prior to installation of signs.

3.	No signs, advertisements, notices, or other lettering shall be displayed, exhibited, inscribed, painted, or affixed on any part of the building, including storefront windows and Lessee doors, unless covered specifically by this criteria.

4.	No notices, decals, credit card acceptance information, security system emblems, sales signs, or any other display shall be attached directly in the windows outside the building or the door of any Lessee’s leased space unless expressly approved by Lessor.

5.	No freestanding signs whether temporary or permanent large, small, cardboard, plastic, metal or glass on a stand of any kind or sandwich-type board, will be allowed in front or adjacent to any Lessee space or anywhere else on the property or in the public right of way adjacent to the property, unless expressly approved by Lessor.

6.	No secondary exterior signs shall be placed on building wall elevations.

II.	LESSEE SIGNAGE

1.	Window signage is subject to Lessor or his appointed agent’s approval and must meet specifications as required by city or government authority approval.

2.	Letter style and logo are optional but subject to Lessor’s approval.

3.	No clips or mounting devices will be visible. No labels will be directly visible.

4.	All signs must comply with all applicable building and electrical codes.

5.	Each Lessee who has a non-customer door may install signage to said door. Such signage, location, and color to be coordinated and approved by Lessor.

6.	No sign shall be installed or altered after installation except with the permission of the lessor and his appointed agent and the appropriate city or other governmental authority.

EXHIBIT D

LESSOR’S WORK

Attached to and forming part of the COMMERCIAL AGREEMENT OF LEASE

Leased to: Tenon Medical Inc ,

Dated: April 7, 2026,

Other Terms & Conditions

Tenant is to prepay full term of the lease in lieu of guarantee.

If tenant elects to extend their term for an additional two years—remaining under Panda’s sublease—Panda will continue to be responsible for commissions due and payable to John Burpee Commercial Real Estate Brokers, Inc. throughout the remaining duration of the lease.

Notwithstanding anything to the contrary contained in Paragraph 7.01 or elsewhere in this Agreement, the parties acknowledge and agree that the Premises does not contain a unit-specific HVAC system. The building is serviced by a centralized chiller system. Accordingly, any provisions relating to the care, maintenance, repair, or replacement of HVAC systems as set forth in Paragraph 7.01 shall be deemed inapplicable to the unit 110 and are hereby null and void with respect to the Tenant.

Notwithstanding any provision herein to the contrary, this Lease shall not become effective, and Lessee shall have no right of entry, access, or possession of the Premises, until all funds due and payable by Lessee to Lessor under this Lease, including but not limited to rent, security deposit, fees, and any other required payments, have been received in full and in cleared funds by Lessor. In the event such payments are not timely made, Lessor shall have no obligation to deliver possession of the Premises, and this Lease may, at Lessor’s option, be deemed null and void without further liability.

Welcome to 4406 W. Linebaugh Ave

Professionally Managed by: Radiant Asset Management of Florida

Dear Valued Tenant,

Welcome to 4406 W. Linebaugh Ave Office Park! We’re pleased you’ve chosen this location as the home for your business, and we look forward to supporting your success here. Radiant Asset Management of Florida is committed to providing a clean, professional, and efficient working environment for all tenants. To help you settle in, please review the following important information about the property:

Management & Contact Info:

Our team is here to assist you with any questions, concerns, or maintenance needs. You can reach us by phone at 727-625-6004 or by email at CS@RamFL.info. Please don’t hesitate to get in touch, we’re here to help!

Tenant Portal:

Your online tenant portal provides easy access to work order submissions, account balances, and other essential property information. If you need help accessing or using the portal, please contact us directly.

Property Features & Guidelines:

➢	Bathrooms & Elevators: Are located in the common areas on each floor toward the center of the building.

➢	Parking: Tenants should park in the rear lot behind the building whenever possible. This helps to keep the front parking area clear for patrons or clients of the other businesses in the building.

➢	Lighting: Most lighting in the building is automated for your convenience; however, some local controls may exist within individual office suites.

➢	Air Conditioning: The AC is centrally managed in most building locations. If you require adjustments or experience issues, please notify management.

➢	Trash Disposal: Daily trash and small cardboard amounts may be disposed of in the rear dumpster located inside the white fence (All boxes must be broken down). Please do not dispose of trash in the common area cans located in the restrooms or at the front of the building. These are for paper or small items only. If you have a large amount of cardboard or other material to dispose of including furniture, please contact management prior to removing it from your suite for further guidance.

Property Features & Guidelines (cont’d):

➢	Items in Common Areas: No tenant items, supplies, materials or furniture may be stored or left in common areas outside of your suite without prior written approval from management. Most flammable liquids, hazardous materials, bicycles, scooters or other motorized vehicles are prohibited from being brought into the building unless specifically authorized by ADA guidelines. Please contact management if you need further clarification.

➢	Security: Please secure your suite and/or vehicles in the parking lot when left unattended. Management is not responsible for lost, stolen or missing items. NOTE: Management does not provide building or parking lot security services.

➢	Locks & Keys: You will be provided with keys to your suite at initial lease signing. Please report any lock or key issues including the need to change or rekey and locks to management immediately for assistance. If you require an after-hours key fob, please ensure that an access form is completed for each individual requesting a fob.

➢	Leased Space Usage: Tenants may only use the areas specifically leased to them within their suite. Storage or use of closets, hallways, or package areas outside your suite is not permitted unless authorized by management in writing.

➢	Utilities: For Electric Service contact: TECO (813) 223-0800 / For Internet Service contact: Spectrum (855) 646-4498. Any additional wiring or WiFi services needed in a suite are the responsibility of the tenant. All work must be performed by licensed contractors and tenants should contact management prior to performing any interior modifications for guidance or approval.

Lease Terms:

For other details regarding rent payments, due dates, fees, or lease conditions, please refer to your signed lease agreement which will contain the timelines, terms and conditions of your tenancy.

Once again, welcome! We’re glad to have you as a part of our business community here at 4406 W. Linebaugh and wish you great success in your business endeavors. If there’s anything we can do to help, please don’t hesitate to reach out!

Sincerely,

Radiant Asset Management of Florida LLC

Office: 727-625-6004

Email: CS@RamFL.info